SCHEDULE 14A

                               (RULE 14A-101)

              PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                      SECURITIES EXCHANGE ACT OF 1934

        PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.    )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement
[_] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[_]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[X]  Soliciting Material Under Rule 14a-12

                                 BESTFOODS
                                 ---------
              (Name of Registrant as Specified in Its Charter)

  ------------------------------------------------------------------------
  (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1)  Title of each class of securities to which  transaction  applies:
          N/A
     (2)  Aggregate number of securities to which transaction  applies: N/A
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
          N/A
     (4)  Proposed maximum aggregate value of transaction: N/A
     (5)  Total fee paid: N/A

[_]  Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid: N/A
     (2)  Form, Schedule or Registration Statement No.: N/A
     (3)  Filing Party: N/A
     (4)  Date Filed: N/A

         BESTFOODS SCHEDULES SHAREHOLDER MEETING TO VOTE ON MERGER
                          AGREEMENT WITH UNILEVER
         ---------------------------------------------------------

     ENGLEWOOD CLIFFS, NJ, August 16, 2000 - Bestfoods has scheduled a special meeting of its shareholders for October 2, 2000, in New Jersey, to vote on the merger agreement under which Bestfoods will be acquired by Unilever. Shareholders will receive $73 in cash for each share of Bestfoods common stock upon completion of the acquisition, which is subject to approval by shareholders of both companies and regulatory clearances.

EARLIER TODAY, UNILEVER ANNOUNCED THAT SPECIAL MEETINGS OF THE SHAREHOLDERS OF UNILEVER PLC AND UNILEVER N.V. HAVE BEEN SCHEDULED FOR OCTOBER 2, 2000. ALSO, UNILEVER ANNOUNCED THAT TODAY IT HAS FORMALLY FILED FOR ANTITRUST CLEARANCE FROM THE EUROPEAN COMMISSION. UNILEVER AND BESTFOODS HAVE ALREADY FILED FOR ANTITRUST CLEARANCE FROM THE FEDERAL TRADE COMMISSION IN THE UNITED STATES.

NOTE TO SHAREHOLDERS: In connection with the merger, Bestfoods will be filing a definitive proxy statement with the Securities and Exchange Commission. SECURITY HOLDERS OF BESTFOODS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT WHEN IT BECOMES AVAILABLE BECAUSE IT CONTAINS IMPORTANT INFORMATION REGARDING THE MERGER. Investors and security holders may obtain a free copy of the definitive proxy statement when it becomes available and other documents filed by Bestfoods and furnished by Unilever with the Securities and Exchange Commission in connection with the merger at the
Securities  and  Exchange  Commission's  website at  www.sec.gov.  Security holders of Bestfoods may also obtain for free a copy of the definitive proxy statement when it becomes available and other documents filed with the Securities and Exchange Commission by Bestfoods in connection with the merger by contacting Bestfoods, Investor Relations, (201) 894-2837. Security holders of Bestfoods may also obtain for free documents furnished to the Securities and Exchange Commission by Unilever in connection with the merger by contacting Unilever, Investor Relations, 44 207 822 6824.

ABOUT BESTFOODS: Bestfoods, formerly CPC International Inc., is among the largest U.S. food companies, with sales of $8.6 billion in 1999. Best known among Bestfoods' U.S. products are: Hellmann's and Best Foods mayonnaise and dressings; Mazola corn oil and margarine; Skippy peanut butter; Knorr soups, sauces, and bouillons; Entenmann's sweet baked products; Thomas' English muffins; Arnold, Brownberry, Freihofer's, and Oroweat breads; Boboli pizza crusts; Mueller's pasta; and Karo syrup. Bestfoods is the most international food company based in the U.S., with operations in more than 60 countries and products marketed in 110 countries. For more information about Bestfoods, visit the company's website on the Internet at: http://www.bestfoods.com.